POWER OF ATTORNEY
I, Michael D. Rumbolz, hereby constitute and appoint Lenard T. Ormsby as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any or all required filings or amendments to such filings with the Securities and Exchange Commission (the "SEC") with respect to my reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, for EIG Mutual Holding Company (to be renamed Employers Holdings, Inc.) and to file the same with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such filings in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney shall continue in effect until specifically terminated in writing by me.



/s/ Michael D. Rumbolz
Name:  Michael D. Rumbolz




STATE OF NEVADA

COUNTY OF CLARK


The foregoing instrument was acknowledged before me this 26th day of January, 2007 by Michael D. Rumbolz, who is personally known to me or who has produced US passport as identification.



/s/ Bonnie S. Pond
Signature of person taking acknowledgment

Bonnie S. Pond
Name typed, printed, or stamped

Notary Public
Title or rank

94-2025-1
Serial number (if applicable)